DERIVED INFORMATION [11/21/05]

[$787,200,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2006-

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston. Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the certificate. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 12/01/05 cutoff date.  Approximately 29.9% of the mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination.  The final numbers will be found in the prospectus supplement.  Thirty-day delinquencies and sixty-day delinquencies will present less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Valuue (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of the second items.

				Rem Term
DTI Table	Loan Count	Sched Bal	% Sched Bal	to Maturity	DTI	WAC	FICO	CLTV
<= 20.00	186	22,098,070	2.9	347	15.1	7.61	624	78.8
20.01 - 25.00	221	28,322,942	3.7	351	23	7.36	613	81.3
25.01 - 30.00	372	46,197,299	6	353	27.8	7.58	611	80.1
30.01 - 35.00	506	74,650,121	9.6	351	32.9	7.32	620	83.2
35.01 - 40.00	689	110,611,996	14.3	355	37.8	7.38	619	84.4
40.01 - 45.00	942	167,198,283	21.6	353	42.8	7.26	627	84.6
45.01 - 50.00	1,189	216,664,731	27.9	355	47.8	7.31	624	86.5
50.01 - 55.00	542	101,437,442	13.1	351	52.7	7.13	617	83.3
55.01 - 60.00	38	7,828,921	1	358	56.1	6.86	616	80.9
60.01 - 65.00	1	109,891	0	358	62.5	9.5	668	95
65.01 - 70.00	1	121,924	0	358	66	11.63	612	100
Total:	4,687	775,241,618	100	353	41.6	7.31	621	84.2

		Avg Sched Bal		WA Margin	WA DTI	% Self Emp	% Owner Occupied			% Rate Term	% Cash Out		WA IO Term
Property Type for Stated Docs	Loan Count		WAC					WA LTV	WA FICO			% IO
SFR	498	217,809	7.5	6.09	41.7	31.3	94	77.2	627	3.4	71.1	40.4	24.3
PUD	15	266,092	6.92	6.41	37.3	48.7	100	78.8	648	0	47.3	71	42.6
CO	24	198,738	7.95	6.03	40.9	54.2	96.4	77.7	625	0	50.9	59.9	36
2-4F	45	275,585	7.3	6.05	42.5	24.8	85.7	76.3	648	0	61.5	41.1	24.7
Total:	582	222,734	7.48	6.09	41.6	32	93.5	77.2	630	2.9	68.7	42.2	25.3